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                                                                     EXHIBIT 5.1


                                Baker & McKenzie
                              One Prudential Plaza
                             130 East Randolph Drive
                             Chicago, Illinois 60601


                                  May 13, 2004


Northfield Laboratories Inc.
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Northfield Laboratories Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the Securities (as defined below). This Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-106615) filed with the Commission on June 27, 2003.

         The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the prospectus referred to therein (the "Prospectus Supplements"), of up to an aggregate offering price of $3,908,898, or the equivalent thereof, of:

         (a) shares of the Company's common stock, par value $0.01 per share ("Common Stock");

         (b) shares of the Company's preferred stock, par value $0.01 per share ("Preferred Stock");

         (c) depositary shares representing a fractional interest in a share of Preferred Stock ("Depositary Shares");

         (d) stock purchase contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of securities at a future date or dates, or similar contracts ("Stock Purchase Contracts");

         (e) the Company's senior and subordinated debt securities ("Debt Securities"); and

         (f) warrants to purchase any of the securities described above ("Warrants").

         The Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Debt Securities and Warrants are collectively referred to herein as the "Securities."

         We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed:



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         (a)      the authenticity of original documents and the genuineness of all signatures;

         (b) the conformity to the originals of all documents submitted to us as copies;

         (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed;

         (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act;

         (e) that a prospectus supplement will have been filed with the Commission describing the Securities offered thereby;

         (f) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

         (g) that a definitive underwriting, purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

         (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and

         (i) with respect to any shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's certificate of incorporation and not otherwise reserved for issuance.

         Based on such examination, we are of the opinion that:

         1. The shares of Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable when:

         (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (the Board of Directors or such committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and

         (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either
                  (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exercise or exchange of any other Security, in accordance with the terms of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock);

         2. The shares of Preferred Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable when:



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         (a)      the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware; and

         (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exercise or exchange of such Security or the instrument or agreement governing such Security providing for such conversion, exercise or exchange as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock).

         3. The Depositary Shares to be issued pursuant to the Registration Statement will be validly issued when:

         (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware;

         (b) the Deposit Agreement (the "Deposit Agreement") or agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company;

         (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and

         (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive underwriting, purchase or similar agreement approved by the Board upon payment of the consideration therefor provided for therein.

         4. Stock Purchase Contracts to be issued pursuant to the Registration Statement will be validly issued when:

         (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters; and

         (b) the definitive agreement or agreements evidencing the Stock Purchase Contracts have been duly executed and delivered by the Company and the other party or parties thereto.

         5. The Debt Securities to be issued pursuant to the Registration Statement under either the Senior Indenture or Subordinated Indenture (as such terms are used in the Registration Statement) will be



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validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture, when:

         (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable;

         (b) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable;

         (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee;

         (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended;

         (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and

         (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive underwriting, purchase or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein.

         6. The Warrants to be issued pursuant to the Registration Statement will be validly issued when:

         (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the Warrants, the terms of the offering thereof and related matters; and

         (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive underwriting, purchase, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent.

         Our opinion that any document is legal, valid and binding is qualified as to:

         (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

         (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles;

         (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.



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         We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. This opinion is limited to the laws referred to above as in effect on the date hereof. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                           /s/  BAKER & MCKENZIE



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